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                                     LAW OFFICES
                      NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
 A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                  400 COLONY SQUARE
                                      SUITE 2200
                             1201 PEACHTREE STREET, N.E.
                               ATLANTA, GEORGIA  30361
                               TELEPHONE (404) 817-6000
                              TELECOPIER (404) 817-6050


                                                           OTHER OFFICES:
                                                   Charleston, South Carolina
                                                   Charlotte, North Carolina
                                                   Columbia, South Carolina
                                                   Florence, South Carolina
                                                   Greenville, South Carolina
                                                   Myrtle Beach, South Carolina



                                    June 16, 1997


Centennial HealthCare Corporation
400 Perimeter Center Terrace
Suite 650
Atlanta, Georgia 30346

Ladies and Gentlemen:

    We have acted as counsel to Centennial HealthCare Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-1 (Registration No. 333-24267), as amended (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to 4,600,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

    This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

    Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                        Very truly yours,




                        NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.